Exhibit 99.1

Yunhong International and Giga Energy Inc. Announce Execution of Definitive Share Exchange Agreement With a Potential Value Up to Approximately $7.354 Billion

NEW YORK, May 17, 2021 /ACCESSWIRE/— Yunhong International (NASDAQ: ZGYH) (the "Company" or "Yunhong"), a special purpose acquisition company, and Giga Energy Inc. (f/k/a Ares Motor Works, Inc.) (“Giga Energy”), a company that plans to provide industrial and commercial transportation solutions, today announced the execution of a definitive share exchange agreement (the “Exchange Agreement”), pursuant to which Giga Energy will be acquired by Yunhong and Giga Energy will be the surviving business. The potential maximum value of this transaction is approximately $7.354 billion. Pursuant to the Exchange Agreement, the Company will purchase from the shareholders of Giga Energy all of the issued and outstanding shares and any other equity interests in or of Giga Energy in exchange for newly issued ordinary shares of the Company, subject to the terms and conditions set forth in the Exchange Agreement (the “Business Combination”). The closing of the Business Combination is subject to the satisfaction of the conditions set forth in the Exchange Agreement, accordingly, there can be no assurance that the proposed Business Combination will be consummated.

Pursuant to a written share purchase agreement, entered into in connection with and subject to the closing of the Business Combination, Giga Energy has secured an equity investment from Harvest Tech Investment Management (UK) Co., Limited, a private investor, in the amount of $307,692,000 in exchange for 384,615,385 shares of Giga Energy, equaling 5.23% of Giga Energy’s outstanding share capital prior to the closing date of the Exchange Agreement.

“We are excited about the business combination with Giga Energy as we truly believe in what Giga Energy stands for and their execution capabilities,” said Li Yubao, the Chairman of Yunhong International. “This Exchange Agreement with Yunhong International is the next step in Giga Energy’s plan to create its vision of the carbon neutral future,” said Ian Hanna, Chief Executive Officer of Giga Energy. “We expect the business combination with Yunhong International to help Giga Energy to continue the growth of its industrial and transportation solution business in Asia,” continued Mr. Hanna.

Yunhong also announced today that an aggregate amount of $690,000 has been deposited into the Company’s trust account for its public shareholders, representing $0.10 per public share, which enables the Company to extend the period of time it has to consummate its initial business combination by three months to August 18, 2021.

Advisors

ARC Group Limited is acting as the financial advisor to Giga Energy, Inc.

Ellenoff Grossman & Schole LLP is acting as the Company’s U.S. legal advisor, and Ogier is acting as its Cayman Islands legal advisor.

Loeb & Loeb LLP is acting as U.S. legal advisor to Giga Energy.

About Yunhong International

Yunhong International is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Although it is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, the Company believes it is particularly well-positioned to capitalize on growing opportunities created by consumer/lifestyle businesses that have their primary operations in Asia.

About Giga Energy Inc.

Giga Energy Inc plans to become a global leader in carbon neutral energy solutions with a full ecosystem of products to support their deployment and usage. Giga Energy plans to market both hydrogen fuel cell and advanced battery industrial and commercial transportation products to address the world’s biggest energy challenges. Giga Energy’s future products will be produced directly and indirectly through its subsidiaries. Giga Energy’s product portfolio includes commercial transportation designs and advanced hydrogen and battery technologies for energy usage, production and management. This full solution set strategy is anticipated to be a key advantage for Giga Energy to enable its customers to transition large commercial vehicle fleets and large energy challenges to carbon neutral solutions. Giga Energy plans to have its future base of operations in Hangzhou, China.

Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve risks and uncertainties concerning the Company’s proposed Business Combination with Giga Energy, Giga Energy’s expected financial performance, as well as its strategic and operational plans. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. These risks and uncertainties may cause actual results or outcomes to differ materially from those indicated by such forward looking-statements. These risks and uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that may give rise to the termination of the Exchange Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company, Giga or others following announcement of the Exchange Agreement and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Exchange Agreement due to the failure to obtain approval of the shareholders of the Company; (4) the inability to complete the transactions contemplated by the Exchange Agreement due to the failure to obtain consents and approvals of Giga Energy’s shareholders and investors; (5) potential delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Exchange Agreement; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (7) the inability to recognize the anticipated benefits of the Business Combination; (8) the ability to obtain or maintain the listing of Company’s securities on The Nasdaq Stock Market, following the Business Combination, including, but not limited to having the requisite number of shareholders; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Giga Energy may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”) by the Company or Giga Energy. The Company undertakes no obligation to update or revise the forward looking statements, whether as a result of new information, future events or otherwise.

Additional Information About The Business Combination And Where To Find It

The Company intends to file with the SEC disclosure documents (the “Securities Law Disclosure Documents”) in connection with the proposed business combination and other matters and will mail relevant documents to its shareholders in connection therewith. The Company’s shareholders and other interested persons are advised to read, once available, the Securities Law Disclosure Documents and any amendments thereto. The Company’s shareholders may also obtain a copy of the Securities Law Disclosure Documents once available, as well as other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Yunhong International, 4 – 19/F, 126 Zhong Bei, Wuchang District, Wuhan, China 430061. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For investor and media inquiries, please contact:

Contact:

Patrick Orlando

Yunhong International

4 – 19/F, 126 Zhong Bei,

Wuchang District, Wuhan, China

430061

Tel. No. +86 131 4555 5555